SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   FEBRUARY 5, 1998
                                                   -----------------


                                NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


   Delaware                         0-22616                      52-1822078
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(State or Other                   (Commission                  (IRS Employer
Jurisdiction of                   File Number)               Identification No.)
Incorporation)


  110 East 59th Street, New York, New York                            10022
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  (Address of Principal Executive Offices)                         (Zip Code)

Registrant's Telephone Number, including area code  (212)906-8440
                                                     ------------

          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

     On February 5, 1998 NTL Incorporated ("NTL") announced that it had entered into an agreement and plan of amalgamation (the "Agreement") with Comcast UK Cable Partners Limited ("Comcast UK").

     Under the Agreement, Comcast UK shareholders will receive 0.3745 shares of NTL Common Stock for each share of Comcast UK Common Stock. Based on the closing price of NTL Common Stock on February 4, 1998, the purchase price is $11.98 per Comcast UK share, for a total equity value of approximately $600 million. The Agreement contains provisions such that if the purchase price per Comcast UK share falls below $10.00, Comcast UK has the right to terminate the transaction, subject to NTL's right to adjust the exchange ratio such that Comcast UK shareholders would receive $10.00 for each Comcast UK share. At September 30, 1997, Comcast UK had total debt of approximately $397 million, which is expected to remain outstanding.

     Completion of the transaction is subject to customary closing conditions, including regulatory approvals, NTL and Comcast UK shareholder approval and consents from their respective bondholders. Under certain circumstances, the consideration payable to Comcast shareholders may be adjusted based on the proceeds of the potential exercise of certain rights of first refusal with respect to Comcast's interests in London and Birmingham.

     Comcast UK operates telephony/cable networks in the United Kingdom in Cambridge and Teesside, and has interests in London (50.0% ownership) and Birmingham (27.5% ownership). Comcast UK has a total of approximately 1.1 million equity homes under franchise. As of September 30, 1997, on a proportionate basis Comcast UK had passed approximately 660,000 homes, and had approximately 210,000 residential telephony customers, 160,000 residential cable television customers and 6,600 business telephony customers.

     NTL is a leading alternative telecommunications company in the United Kingdom. The Company offers local business and residential telephony, residential cable television and Internet services over advanced broadband fiber networks in six major franchise areas in the UK. Through its national telecoms services division, the Company owns and operates one of only five independent national telecoms networks in the UK, and offers national business telecoms, national and international carrier telecommunications services, and satellite and radio communications services. The Company's broadcast services division operates a national broadcast transmission network of more than 1,200 owned and shared transmission sites, and offers digital and analog broadcast transmission services to major television and radio stations nationwide in the UK.

     A copy of the press release issued by the Company announcing the above is attached hereto as an exhibit and incorporated herein by reference.

Item 7.     Financial Statements and Exhibits

            Exhibits

      99.1 Agreement and Plan of Amalgamation; Undertaking of Comcast Corporation; Undertaking of Warburg, Pincus Investors, L.P.

      99.2  Press Release issued February 5, 1998.

                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          NTL INCORPORATED
                                            (Registrant)


                                          By: /s/ Richard J. Lubasch
                                          --------------------------------------
                                          Name:  Richard J. Lubasch
                                          Title: Senior Vice President-
                                                 General Counsel


Dated: February 5, 1998

                                  EXHIBIT INDEX



Exhibit                                                                  Page


   99.1 Agreement and Plan of Amalgamation; Undertaking of Comcast Corporation; Undertaking of Warburg, Pincus Investors, L.P.

   99.2  Press Release issued February 5, 1998.